Minerco’s Level 5 Acquires Equity in VitaminFIZZ® Brand

HOUSTON, TX - April 22, 2015 -- Minerco Resources, Inc. (OTC:MINE), parent company of Level 5 Beverage Company, Inc., the makers of VitaminFIZZ®, announced that Level 5 has purchased a 10% equity position in the VitaminFIZZ Brand. Level 5 holds the rights to purchase up to 56% interest in the brand, over the next five years. This acquisition is in addition to the existing licensing agreement that currently entitles Level 5 to 51% of the net revenues and operational control of the brand.

“This procurement has come at a very opportune time for Level 5 as our company and flagship product is beginning to reach a critical mass in initial key markets. This is another step in our strategy to increase shareholder value by continuing to acquire cash flowing assets,” said V. Scott Vanis, Minerco's Chairman and CEO. “This new equity position in VitaminFIZZ offers us many advantages including easier access to traditional financing, indefinite guaranteed ownership of the brand and increased equity for our shareholders. Additionally, the acquisition will set a benchmark of verified current valuation of VitaminFIZZ. We have experienced impressive growth in just seven short months; however, that growth, we believe, will potentially pale in comparison to what we have planned for the next five months going forward.”

About VitaminFIZZ®
VitaminFIZZ is a lightly sparkling, flavor-filled, refreshing beverage with an awesome boost of essential vitamins developed to quench your thirst, naturally. VitaminFIZZ is caffeine free, is Non GMO, has zero calories and contains 100% of recommended daily Vitamin B3, B5, B6, B12 and Vitamin C. VitaminFIZZ comes in six flavors: Mango Orange, Strawberry Watermelon, Lemon Lime, Black Raspberry, Strawberry Lemonade and Coconut Pineapple. Currently, VitaminFIZZ can be found in over 1,400 locations within the Southern California, NYC metro and Las Vegas markets as well as online at Amazon.com.

Learn more and sign up for contest offerings at:
www.vitamin-fizz.com
www.twitter.com/vitaminfizz
www.facebook.com/drinkvitaminfizz
www.instagram.com/vitaminfizz

About Minerco Resources, Inc.
Minerco Resources, Inc. (OTC:MINE), is the parent company of Level 5 Beverage Company, Inc. (Level 5), a specialty beverage company which develops, produces, markets and distributes a diversified portfolio of forward-thinking, good-for-you consumer brands. The Minerco - Level 5 brand umbrella includes: VitaminFIZZ®, Vitamin Creamer®, Coffee Boost™, Island Style™ and The Herbal Collection™. http://minercoresources.com

Public Disclosure
Details of the Company's business, finances and agreements can be found as part of the Company's continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, please visit: http://www.minercoresources.com. The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

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